Exhibit 23(b)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of Superconductive Components, Inc. relating to the 2006 Stock Incentive Plan, and the Post Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-97583, of our report dated February 8, 2006, relating to the financial statements which appear in the Company’s Form 10-KSB for the year ended December 31, 2005.
/s/ Hausser + Taylor LLC
Columbus, Ohio
August 14, 2006